Exhibit 99.1

Contacts: Gary M. Jacobs Chief Financial Officer Chem Rx Corporation 516-889-8770	Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Chem Rx Corporation Reports Third Quarter 2008 Financial Results

- Conference Call Scheduled for Friday, November 14, 2008 at 8:30 a.m. ET -

Recent Highlights:

•	Third quarter 2008 net sales increased 11.3% year-over-year to $89.9 million
•	Third quarter 2008 adjusted EBITDA increased to $6.1 million, an 18.5% increase over second quarter 2008
•	Net beds served rose to 69,795 at November 1, 2008
•	Third quarter 2008 gross profit rose 20.7% to $23.7 million compared to prior year pro forma gross profit

LONG BEACH, NY, November 14, 2008 — Chem Rx Corporation (OTCBB: CHRX, CHRXU, CHRXW), a leading provider of institutional pharmacy services, today reported financial results for the third quarter ended September 30, 2008.

Net sales of Chem Rx Corporation for the third quarter ended September 30, 2008 were $89.9 million, an 11.3% increase compared to $80.8 million for the third quarter ended September 30, 2007. This growth was primarily attributed to increased beds serviced by the Company’s facilities, primarily as a result of a continued focus on relationship management and high quality customer service.

Gross profit for the third quarter ended September 30, 2008 was $23.7 million, a 20.7% increase compared to pro forma gross profit of $19.6 million for the quarter ended September 30, 2007. Gross profit as a percentage of net sales was 26.3% and 24.3% for the three months ended September 30, 2008 and 2007, respectively. The increase in the gross profit dollars and percent was attributable to the growth in net sales, coupled with efficiencies resulting from greater utilization of the Company’s facilities, other fixed-cost resources and the increased availability and use of generic drugs.

Selling, general and administrative expenses for the third quarter ended September 30, 2008 were $20.6 million, compared to pro forma selling, general and administrative expenses of $16.5 million for the quarter ended September 30, 2007. The increase in selling, general and administrative expenses was primarily attributable to higher expenditures, including costs related to salaries and benefits and additional depreciation expense, to support the revenue growth at the

Company’s facilities and costs of the recently opened Florida location. In addition, the Company incurred increased professional fees and other costs related primarily to the cost of being a public company, an increase in delivery expenses due to increased sales and higher fuel costs, higher bad debt expense and higher recruitment fees and temporary employees. Selling, general and administrative expenses for the third quarter ended September 30, 2008 declined by over $300,000 on a sequential basis due to the initial results of the Company’s recently implemented cost savings initiatives.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) was $6.1 million for the third quarter ended September 30, 2008, compared to pro forma Adjusted EBITDA of $6.0 million for the third quarter ended September 30, 2007. Adjusted EBITDA is a non-GAAP financial measure.

Interest expense was $3.4 million for the three months ended September 30, 2008, compared to pro forma interest expense of $3.7 million for the three months ended September 30, 2007.

Income before income taxes for the third quarter was $231,000, compared to a pre-tax loss in each of the prior two quarters of 2008. The Company recorded a provision for income taxes of $428,000, based on the Company’s expected effective tax rate on projected pre-tax results from operations for the year ending December 31, 2008. The Company recorded a proforma income tax benefit of $148,000 for the three months ended September 30, 2007.

Net loss for the third quarter ended September 30, 2008 was $(197,000), or ($0.01) per basic and diluted share, compared to pro forma net loss of $(222,000), or ($0.02) per pro forma basic and diluted share, for the quarter ended September 30, 2007.

Steven C. Silva, President and Chief Operating Officer, commented, “We are pleased with our net bed growth through November and are well on our way to exceeding our 2008 goal of 70,000 by the end of the year. Our entry into the correctional facilities sector has contributed to this increase as our Albany location is doing very well and we expect further expansion in this new market.”

Gary M. Jacobs, Chief Financial Officer, said, “The key initiatives that we put in place over the past quarter are beginning to show results. We are pleased with the improvement in the gross margin this quarter over the second quarter of this year. Our cost containment initiatives are beginning to result in savings to the Company as reflected in the reduction in SG&A this quarter, despite the increased cost associated with our implementation of Sarbanes Oxley. Our adjusted EBITDA increased by 18.5% on a sequential quarter basis to $6.1 million. We continue to believe that these initiatives will provide positive results to the Company. ”

Recent Corporate Developments

As of September 30, 2008, the Company served 68,941 beds. As of November 1, 2008, Chem Rx Corporation is serving 69,795 beds, a five percent increase over the past six months. The net bed growth was attributable to growth across the Company’s institutional facilities, primarily in Albany, Pennsylvania, New Jersey and Florida.

Conference Call

The Company will host a conference call at 8:30 am ET today to review its quarterly results. To participate in the conference call, please dial 1-877-407-0784 (USA) or 1-201-689-8560 (international). In addition, a dial-up replay of the conference call will be available beginning November 14, 2008 at approximately 11:30 a.m. ET and will remain available until November 21, 2008. To access the replay, please dial 1-877-660-6853 (USA) or 1-201-612-7415 (international) and reference the account number 3055 and the access code 300565. A web cast of the call will also be available from the Investor Relations section on the corporate web site at http://www.chemrx.net through December 14, 2008.

Pro Forma Adjusted EBITDA and Adjusted EBITDA

To assist financial statement users in their assessment of the Company’s historical performance and their evaluation of the Company’s potential for future earnings and cash flows, the Company has included in this press release financial measures referred to as adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as well as Adjusted EBITDA on a pro forma basis (Pro Forma Adjusted EBITDA). Pro Forma Adjusted EBITDA modifies Adjusted EBITDA for the corresponding prior period (before the October 26, 2007 business combination) to include the estimated effect of the business combination, financing transactions and certain other effects of the business combination as if the business combination had taken place at the start of such prior period. Adjusted EBITDA and Pro Forma Adjusted EBITDA are presented because the Company believes each is a supplemental measure of performance that can be used by securities analysts, investors and other interested parties in the evaluation of its performance. Other companies may calculate EBITDA differently. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles (GAAP) and should not be considered as measures of liquidity or as alternatives to operating income, net income or cash flow from operating activities as indicators of operating performance or any other measures of performance derived in accordance with GAAP. As non-GAAP financial measures, Adjusted EBITDA and Pro Forma Adjusted EBITDA, have certain material limitations as follows:

•

They do not include interest expense. Because the Company has substantial obligations for borrowed money, interest is a necessary and significant part of the Company’s costs. Therefore, any measures that exclude interest have material limitations;

•

They do not include depreciation and amortization expense. Because the Company needs capital assets to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measures that exclude depreciation and amortization expense have material limitations;

•	They do not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measures that exclude taxes have material limitations;

•	They include additional adjustments described in the table at the end of this press release primarily related to certain non-cash compensation costs and other non-recurring expenses; and

•	Pro Forma Adjusted EBITDA includes adjustments to estimate the pro forma effects of the business combination including the business combination financing transactions.

Management compensates for these limitations by considering the economic effect of the adjusted items independently as well as in connection with its analysis of net earnings.

About Chem Rx

Founded more than 40 years ago, Chem Rx is a major institutional pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, Pennsylvania and Florida. Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities. Chem Rx annually provides over six million prescriptions to 69,795 residents of more than 457 institutional facilities. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Chem Rx Corporation. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions and institutional pharmacy locations; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx Corporation’s filings with the SEC. The information set forth herein should be read in light of such risks. Chem Rx Corporation does not assume any obligation to update the information contained in this press release.

Chem Rx Corporation U.S. GAAP to Non-GAAP Financial Measure Reconciliation

(in thousands)

	Chem Rx Corporation Unaudited
U.S. GAAP	Pro Forma Three Months Ended September 30, 2007	Actual Three Months Ended September 30, 2008

NET SALES	$80,805	$89,929

COST OF SALES	61,175	66,236

GROSS PROFIT	19,630	23,693

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	16,473	20,564

OPERATING INCOME	3,157	3,129

OTHER INCOME (EXPENSE)
Interest income	8	18
Interest expense	(3,739)	(3,387)
Other income	204	471

TOTAL OTHER EXPENSE	(3,527)	(2,898)

INCOME (LOSS) BEFORE INCOME TAXES	(370)	231

PROVISION (BENEFIT) FOR INCOME TAXES	(148)	428

NET INCOME (LOSS)	$(222)	$(197)

Non-GAAP	Pro Forma Adjusted EBITDA	Adjusted EBITDA

NET INCOME (LOSS)	$(222)	$(197)
PROVISION (BENEFIT) FOR INCOME TAXES	(148)	428
INTEREST INCOME	(8)	(18)
INTEREST EXPENSE	3,739	3,387
DEPRECIATION & AMORTIZATION	2,346	2,372
LOSS ON FIXED ASSET DISPOSALS	—	24
NON-CASH STOCK COMPENSATION	—	141	(a)
NON-GAAP MEASURE ADJUSTMENTS	253	—	(b)
	$5,960	$6,137

(a)	Reflects the addition of non-cash charges associated with the grant of restricted shares, warrants and employee stock options.

(b)	Reflects non-recurring expenses related to the operations of Chem Rx Corporation prior to the acquisition of B.J.K. Inc.

Chem Rx Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended September 30, 2007

(in thousands)

	Chem Rx Corporation (U.S.GAAP) Three Months Ended September 30, 2007	B.J.K. Inc. (U.S.GAAP) Three Months Ended September 30, 2007	Non- GAAP Adjustments			Chem Rx Corporation Non- GAAP Pro Forma Three Months Ended September 30, 2007

NET SALES	$—	$80,805	$—			$80,805

COST OF SALES	—	61,175	—			61,175

GROSS PROFIT	—	19,630	—			19,630

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	253	14,248	1,972	(	a)	16,473

OPERATING INCOME (LOSS)	(253)	5,382	(1,972)			3,157

OTHER INCOME (EXPENSE)
Interest income	504	8	(504)	(	b)	8
Interest expense	—	(834)	(2,905)	(	c)	(3,739)
Other income, net	—	204	—			204

TOTAL OTHER INCOME (EXPENSE)	504	(622)	(3,409)			(3,527)

	251	4,760	(5,381)			(370)
INCOME (LOSS) BEFORE MINORITY INTEREST & INCOME TAXES

MINORITY INTEREST	—	(266)	266	(	d)	—

INCOME (LOSS) BEFORE INCOME TAXES	251	4,494	(5,115)			(370)

PROVISION (BENEFIT) FOR INCOME TAXES	—	87	(235)	(	e)	(148)

NET INCOME (LOSS)	$251	$4,407	$(4,880)			$(222)

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(a)	Reflects deconsolidation of 750 Park Place and increased rent expense paid to 750 Park Place, which is an affiliate that was not acquired in the transaction. In addition, the adjustment reflects excess salaries paid over senior management’s pro forma contractual levels and an estimated increase of $1.8 million of additional amortization expense for three months related to intangible assets created by Chem Rx Corporation’s acquisition of B.J.K. Inc.

(b)	Reflects exclusion of interest income unrelated to B.J.K. Inc. prior to the acquisition.
(c)	Reflects estimated pro forma interest expense resulting from our new capital structure after the close of the acquisition, using an assumed 3-month LIBOR rate of 5.00% and inclusive of deferred financing amortization expense.

(d)	Reflects exclusion of the minority interest related to 750 Park Place, an affiliate not acquired in the transaction.
(e)	Reflects adjustment for assumed corporate tax rate of 40%.

Chem Rx Corporation U.S. GAAP to Non-GAAP Financial Measure Reconciliation

(in thousands)

	Chem Rx Corporation Unaudited
U.S. GAAP	Pro Forma Nine Months Ended September 30, 2007	Actual Nine Months Ended September 30, 2008

NET SALES	$233,051	$267,206

COST OF SALES	175,321	198,217

GROSS PROFIT	57,730	68,989

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	46,860	60,613

OPERATING INCOME	10,870	8,376

OTHER INCOME (EXPENSE)
Interest income	19	66
Interest expense	(11,218)	(10,554)
Other income	594	1,171

TOTAL OTHER EXPENSE	(10,605)	(9,317)

INCOME (LOSS) BEFORE INCOME TAXES	265	(941)

PROVISION (BENEFIT) FOR INCOME TAXES	122	(88)

NET INCOME (LOSS)	$143	$(853)

Non-GAAP	Pro Forma Adjusted EBITDA	Adjusted EBITDA

NET INCOME (LOSS)	$143	$(853)
PROVISION (BENEFIT) FOR INCOME TAXES	122	(88)
INTEREST INCOME	(19)	(66)
INTEREST EXPENSE	11,218	10,554
DEPRECIATION & AMORTIZATION	6,837	6,891
LOSS ON FIXED ASSET DISPOSALS	—	24
NON-CASH STOCK COMPENSATION	—	338	(	a)
NON-GAAP MEASURE ADJUSTMENTS	529	—	(	b)
	$18,830	$16,800

(a)	Reflects the addition of non-cash charges associated with the grant of restricted shares, warrants and employee stock options.

(b)	Reflects non-recurring expenses related to the operations of Chem Rx Corporation prior to the acquisition of B.J.K. Inc.

Chem Rx Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007

(in thousands)

	Chem Rx Corporation (U.S.GAAP) Nine Months Ended September 30, 2007	B.J.K. Inc. (U.S.GAAP) Nine Months Ended September 30, 2007	Non- GAAP Adjustments			Chem Rx Corporation Non- GAAP Pro Forma Nine Months Ended September 30, 2007
NET SALES	$—	$233,051	$—			$233,051

COST OF SALES	—	175,321	—			175,321

GROSS PROFIT	—	57,730	—			57,730

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	529	40,754	5,577	(	a)	46,860

OPERATING INCOME (LOSS)	(529)	16,976	(5,577)			10,870

OTHER INCOME (EXPENSE)
Interest income	1,475	19	(1,475)	(	b)	19
Interest expense	—	(2,120)	(9,098)	(	c)	(11,218)
Other income, net	—	594	—			594

TOTAL OTHER INCOME (EXPENSE)	1,475	(1,507)	(10,573)			(10,605)

INCOME (LOSS) BEFORE MINORITY INTEREST & INCOME TAXES	946	15,469	(16,150)			265

MINORITY INTEREST	—	(808)	808	(	d)	—

INCOME (LOSS) BEFORE INCOME TAXES	946	14,661	(15,342)			265

PROVISION (BENEFIT) FOR INCOME TAXES	1	267	(146)	(	e)	122

NET INCOME (LOSS)	$945	$14,394	$(15,196)			$143

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(a)

Reflects deconsolidation of 750 Park Place and increased rent expense paid to 750 Park Place, which is an affiliate that was not acquired in the transaction. In addition, the adjustment reflects excess salaries paid over senior management’s pro forma contractual levels and an estimated increase of $5.3 million of additional amortization expense for six months related to intangible assets created by Chem Rx Corporation’s acquisition of B.J.K. Inc.

(b)	Reflects exclusion of interest income unrelated to B.J.K. Inc. prior to the acquisition.

(c)

Reflects estimated pro forma interest expense resulting from our new capital structure after the close of the acquisition, using an assumed 3-month LIBOR rate of 5.00% and inclusive of deferred financing amortization expense.

(d)	Reflects exclusion of the minority interest related to 750 Park Place, an affiliate not acquired in the transaction.

(e)	Reflects adjustment for assumed corporate tax rate of 40%.

CHEM RX CORPORATION

CONSOLIDATED BALANCE SHEETS

September 30, 2008 and DECEMBER 31, 2007

(In thousands)

	September 30, 2008	December 31, 2007
ASSETS	(unaudited)

CURRENT ASSETS
Cash	$1,068	$3,740
Accounts receivable, net	75,513	65,038
Inventory	17,084	22,354
Prepaid expenses and other current assets	6,654	4,562
Deferred tax asset	555
Total Current Assets	100,874	95,694

Property and equipment, net	9,904	8,806

Intangible assets, net	76,735	82,033
Goodwill	38,826	38,626
Deferred financing costs, net	4,409	4,779
Other assets	951	2,562
Deferred tax asset	-	544

TOTAL ASSETS	$231,699	$233,044

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$35,501	$24,280
Accrued expenses and other current liabilities	2,697	3,284
Current portion of notes payable	2,000	2,000
Total Current Liabilities	40,198	29,564

Deferred tax liability	62
Long-term debt	116,500	129,000
Subordinated notes payable—related parties	9,059	8,408
TOTAL LIABILITIES	165,819	166,972

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	1	1
Treasury stock	(3,654)	(3,654)
Additional paid-in-capital	67,710	67,372
Accumulated other comprehensive income	323
Retained earnings	1,500	2,353
TOTAL STOCKHOLDERS’ EQUITY	65,880	66,072
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$231,699	$233,044